Exhibit 99.1

[XTO Logo Here]

NEWS RELEASE

For Immediate Release

Number: 10-07

XTO ENERGY ANNOUNCES 1Q EARNINGS AND PRODUCTION

FORT WORTH, TX (May 5, 2010) - XTO Energy Inc. (NYSE-XTO) today reported first quarter 2010 production of 2.90 billion cubic feet equivalent (Bcfe) per day, up 6% from the first quarter 2009 level of 2.73 Bcfe per day, and up 1% sequentially from 2.88 Bcfe per day in fourth quarter 2009. Total revenues for the first quarter were $2.00 billion, a 7% decrease from $2.16 billion the prior year. Earnings for the quarter were $330 million, or $0.56 per share ($0.56 diluted), compared with first quarter 2009 earnings of $486 million, or $0.84 per share ($0.83 diluted). After adjusting for a $13 million ($8 million after tax) non-cash derivative fair value gain, adjusted earnings for first quarter 2010 were $322 million, or $0.55 per share ($0.55 diluted), compared to first quarter 2009 adjusted earnings of $531 million, or $0.92 per share ($0.91 diluted).1

Operating income for the quarter was $656 million, a 26% decrease from first quarter 2009 operating income of $881 million. Operating cash flow was $1.25 billion, down 16% from 2009 first quarter comparable operating cash flow of $1.49 billion.1

First quarter daily gas production averaged 2.40 billion cubic feet (Bcf), up 8% from first quarter 2009 daily production of 2.23 Bcf. Daily oil production for the first quarter was 64.3 thousand barrels, a 2% decrease from the first quarter 2009 level of 65.6 thousand barrels. During the quarter, natural gas liquids production was 20.0 thousand barrels per day, a 9% increase from the prior year quarter rate of 18.3 thousand barrels per day.

XTO Energy Announces 1Q Earnings and Production

The average gas price for the first quarter decreased 12% to $6.35 per thousand cubic feet (Mcf) from $7.24 per Mcf in first quarter 2009. The first quarter average oil price was $92.49 per barrel, a 12% decrease from last year’s first quarter average price of $104.59. Natural gas liquids prices averaged $43.18 per barrel for the quarter, 81% higher than the 2009 quarter average price of $23.84.

* * *

XTO Energy Inc. is a domestic energy producer engaged in the acquisition, development and discovery of quality, long-lived oil and natural gas properties in the United States.

1	Adjusted earnings and operating cash flow are non-GAAP financial measures. See the end of this release for further explanation and reconciliation of these measures.

Contacts:

Louis G. Baldwin	Gary D. Simpson	Thomas E. Covington
Executive Vice President &	Senior Vice President	Vice President
Chief Financial Officer	Investor Relations & Finance	Investor Relations
XTO Energy Inc.	XTO Energy Inc.	XTO Energy Inc.
817/870-2800	817/870-2800	817/870-2800

Statements made in this news release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

XTO ENERGY INC.

Consolidated Income Statements (Unaudited)

	Three Months Ended March 31
(in millions, except production, per share and per unit data)	2010	2009

REVENUES
Gas and natural gas liquids	$1,448	$1,491
Oil and condensate	535	618
Gas gathering, processing and marketing	20	54
Other	(2)	(2)

Total Revenues	2,001	2,161

EXPENSES
Production	255	256
Taxes, transportation and other	186	161
Exploration (a)	13	34
Depreciation, depletion and amortization	753	699
Accretion of discount in asset retirement obligation	10	10
Gas gathering and processing	36	29
General and administrative (b)	98	97
Derivative fair value (gain) loss (c)	(6)	(6)

Total Expenses	1,345	1,280

OPERATING INCOME	656	881

OTHER EXPENSE
Interest expense, net (d)	139	126

INCOME BEFORE INCOME TAX	517	755

INCOME TAX EXPENSE
Current (e)	77	118
Deferred	110	151

Total Income Tax Expense	187	269

NET INCOME	$330	$486

EARNINGS PER COMMON SHARE (f)
Basic	$0.56	$0.84

Diluted	$0.56	$0.83

Average Daily Production

Gas (Mcf)	2,397,918	2,227,799
Natural Gas Liquids (Bbls)	19,980	18,303
Oil (Bbls)	64,327	65,629
Natural Gas Equivalents (Mcfe)	2,903,761	2,731,392

Average Sales Prices (g)

Gas (per Mcf)	$6.35	$7.24
Natural Gas Liquids (per Bbl)	$43.18	$23.84
Oil (per Bbl)	$92.49	$104.59
Natural Gas Equivalents (per Mcfe)	$7.59	$8.58

XTO ENERGY INC.

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31
(in millions)	2010	2009

OPERATING ACTIVITIES

Net income	$330	$486
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	753	699
Accretion of discount in asset retirement obligation	10	10
Non-cash incentive compensation	38	40
Dry hole expense	3	20
Deferred income tax	110	151
Non-cash derivative fair value (gain) loss	(13)	79
Gain on extinguishment of debt	—	(9)
Other non-cash items	4	(5)
Changes in operating assets and liabilities (1)	(7)	1,971

Cash Provided by Operating Activities	1,228	3,442

INVESTING ACTIVITIES

Proceeds from sale of property and equipment	—	2
Property acquisitions	(44)	(94)
Development costs, capitalized exploration costs and dry hole expense	(670)	(1,076)
Other property and asset additions	(88)	(209)

Cash Used by Investing Activities	(802)	(1,377)

FINANCING ACTIVITIES

Proceeds from long-term debt	2,354	2,115
Payments on long-term debt	(2,636)	(3,979)
Dividends	(73)	(69)
Proceeds from exercise of stock options and warrants	9	1
Payments upon exercise of stock options	(2)	—
Excess tax benefit on exercise of stock options or vesting of stock awards	2	—
Other, primarily decrease in cash overdrafts	(56)	(149)

Cash Used by Financing Activities	(402)	(2,081)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	24	(16)

Cash and Cash Equivalents, Beginning of Period	9	25

Cash and Cash Equivalents, End of Period	$33	$9

(1) Changes in Operating Assets and Liabilities
Accounts receivable	$(84)	$258
Other current assets	63	138
Other operating assets and liabilities	(21)	(20)
Current liabilities	35	(63)
Change in current assets from early settlement of hedges, net of amortization	—	1,658

	$(7)	$1,971

XTO ENERGY INC.

Consolidated Balance Sheets

	March 31, 2010	December 31, 2009
(in millions, except shares)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$33	$9
Accounts receivable, net	1,050	965
Derivative fair value	1,451	1,222
Current income tax receivable	101	170
Other	185	182

Total Current Assets	2,820	2,548

Property and Equipment, at cost – successful efforts method:
Proved properties	35,002	34,180
Unproved properties	3,435	3,691
Other	2,878	2,810

Total Property and Equipment	41,315	40,681
Accumulated depreciation, depletion and amortization	(9,318)	(8,747)

Net Property and Equipment	31,997	31,934

Other Assets:
Derivative fair value	117	68
Acquired gas gathering contracts, net of accumulated amortization	96	97
Goodwill	1,475	1,475
Other	137	133

Total Other Assets	1,825	1,773

TOTAL ASSETS	$36,642	$36,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$1,445	$1,482
Payable to royalty trusts	31	28
Current maturities of long-term debt	250	250
Derivative fair value	158	167
Deferred income tax payable	424	342
Other	36	32

Total Current Liabilities	2,344	2,301

Long-term Debt	9,955	10,237

Other Liabilities:
Derivative fair value	7	6
Deferred income taxes payable	5,650	5,522
Asset retirement obligation	813	783
Other	72	80

Total Other Liabilities	6,542	6,391

Commitments and Contingencies

Stockholders’ Equity:
Common stock ($.01 par value, 1,000,000,000 shares authorized, 590,629,915 and 589,361,021 shares issued)	6	6
Additional paid-in capital	8,517	8,471
Treasury stock, at cost (6,410,213 and 6,345,697 shares)	(179)	(177)
Retained earnings	8,574	8,317
Accumulated other comprehensive income (loss)	883	709

Total Stockholders’ Equity	17,801	17,326

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,642	$36,255

XTO ENERGY INC. (continued)

(a)	Includes geological and geophysical costs, as well as dry hole costs of $3 million in the three-month 2010 period and $20 million in the three-month 2009 period.

(b)	Includes non-cash incentive award compensation of $38 million in the three-month 2010 period and $40 million in the three-month 2009 period.

(c)	The derivative fair value (gain) loss comprises the change in fair value of the following derivative financial instruments not providing effective hedges (in millions):

	Three Months Ended March 31
	2010	2009

Other non-hedge derivatives	$13	$2
Ineffective portion of hedge derivatives	(19)	(8)

Total derivative fair value (gain) loss	$(6)	$(6)

(d)	Net of capitalized interest of $8 million in the three-month 2010 period and $13 million in the three-month 2009 period. The three-month 2009 period also includes a $9 million gain on extinguishment of debt.

(e)	The current income tax provision exceeds cash tax expense by the benefit realized upon exercise of stock options or vesting of stock awards in excess of amounts expensed in the financial statements. This benefit, which is recorded in additional paid-in capital, was $2 million for the three-month 2010 period and less than $1 million for the three-month 2009 period.

(f)	The following reconciles earnings and shares used in the computation of basic and diluted earnings per common share (in millions, except per share data):

	Three Months Ended March 31
	2010			2009
	Earnings	Shares	Earnings per Share	Earnings	Shares	Earnings per Share
Total	$330	584.2		$486	579.7
Attributable to participating securities	(3)	(4.8)		(4)	(4.7)

Basic	$327	579.4	$0.56	$482	575.0	$0.84

Effect of dilutive securities:
Stock options	—	3.2		—	1.8
Warrants	—	1.1		—	1.0

Diluted	$327	583.7	$0.56	$482	577.8	$0.83

XTO ENERGY INC. (continued)

(g)	Average sales prices include realized gains and losses upon cash settlement of hedge derivatives.

Realized gains and losses on non-hedge derivatives and on the ineffective portion of hedge derivatives are recorded as a component of derivative fair value (gain) loss (see (c) above). These non-hedge and ineffective derivative gains and losses are primarily related to certain of our crude oil swap agreements that did not qualify for hedge accounting, and the timing of entering basis swap agreements and designating them as hedges associated with NYMEX swaps. Had realized non-hedge and ineffective gains and losses attributable to first quarter production been recorded as gas, natural gas liquids and oil revenue, the average gas, natural gas liquids and oil prices would have been:

	Three Months Ended March 31
	2010	2009

Gas (per Mcf)	$6.32	$7.32
Natural gas liquids (per Bbl)	43.18	23.84
Oil (per Bbl)	92.18	116.40

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

•	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

•	Adjusted earnings are more comparable to earnings estimates provided by securities analysts.

•

Items excluded generally are items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in millions, except per share amounts)	Three Months Ended March 31
(Unaudited)	2010	2009

Net income	$330	$486

Adjustments, net of tax:
Non-cash derivative fair value (gain) loss	(8)	51
Gain on extinguishment of debt	—	(6)

Adjusted earnings	$322	$531

Adjusted earnings per common share:
Basic	$0.55	$0.92

Diluted	$0.55	$0.91

XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities, exploration expense and significant cash flow effects of earnings adjustments. Because of these adjustments, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

•

Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

•

Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

•	Adjustment for the significant cash flow effects of earnings adjustments (see “Adjusted Earnings” above) so that operating cash flow is reported on a basis comparable to adjusted earnings.

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

The following reconciles cash provided by operating activities, the GAAP cash flow measure, to operating cash flow:

(in millions)	Three Months Ended March 31
(Unaudited)	2010	2009

Cash Provided by Operating Activities	$1,228	$3,442

Changes in operating assets and liabilities	7	(1,971)
Exploration expense, excluding dry hole expense	10	14

Operating Cash Flow	$1,245	$1,485

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